UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 19, 2022

On Track Innovations Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Israel

(State or Other Jurisdiction of Incorporation)

000-49877	N/A
(Commission File Number)	(IRS Employer Identification No.)

Hatnufa 5, Yokneam Industrial Zone, Yokneam, Israel	2069200
(Address of Principal Executive Offices)	(Zip Code)

011 972 4 6868000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 19, 2022, On Track Innovations Ltd. (the “Company”) entered into a binding term sheet (the “Term Sheet”) with Nayax Ltd. (“Nayax”). The Term Sheet provides that the Company and Nayax shall enter into a two-step transaction relating to (i) Nayax extending a senior secured convertible loan to the Company; and (ii) the purchase by Nayax of 100% of the share capital of the Company (the “Merger”).

Under the Term Sheet, Nayax has agreed to extend a loan to the Company in the amount of $5,500,000 (the “Loan Amount”), approximately $173,000 of which the parties undertook to make all reasonable commercial efforts to be paid within 48 hours of signing the Term Sheet to the Company’s employees on account of December salaries. The parties further undertook to make all reasonable commercial efforts that the remainder will be paid within one business day after the signing of a definitive loan agreement (the “Loan Agreement”). The Loan Amount will be used to pay in full the Company’s existing debts to its secured creditors, and is subject to 10% interest per year and matures on the second anniversary of the closing of the Loan Agreement. The Loan Amount shall be secured with a registered floating charge over the Company’s assets. Nayax may, in its sole discretion, extend additional loans to the Company, which amounts would be added to the Loan Amount.

Pursuant to the Term Sheet, Nayax further agreed to use its commercial reasonable efforts to guarantee the Company a credit line in an amount of up to $2,000,000 to support the Company’s working capital.

The Company and Nayax agreed to make all reasonably commercial efforts to enter into a definitive merger agreement (the “Merger Agreement”) within 21 days after the entry into the Loan Agreement, and to complete the Merger by May 2, 2022. The consideration payable to the Company’s shareholders under the Merger Agreement shall equal to the higher of: (I) of $10,000,000 less the amount of the Loan, and (II) $4,500,000. If the Merger Agreement will not be put to the vote of the shareholders of the Company by May 5, 2022 or if it will not be approved by the shareholders of the Company by May 31, 2022, for a reason that not directly and exclusively related to Nayax, than (a) Nayax shall have the right to either demand the immediate repayment of the Loan, or convert it into Company's equity at a conversion price equal to the Loan Amount, divided by the lowest market share price during the seven trading days prior to the date of the Loan Agreement, but in no event more than $0.145 per share (the “Conversion Rate”), (b) if Nayax elected not to demand the immediate repayment or conversion, the interest on the Loan shall be increased to an annual rate of 16% (the “Step-up Rate”), and (c) the Company shall pay, upon demand by Nayax, to Nayax an amount of $1,500,000(the “Break-up Fee”).

Pursuant to the Term Sheet, during the period commencing on the extension of the Loan, and until the completion of the Merger, the Company agreed to perform its business in the ordinary course, and not to take any action or enter into any transaction outside the ordinary course of business consistent with past practices, without the prior written consent of Nayax. The Company agreed (a) to cease all discussions, negotiations solicitation of offers, or provision of information to any third party until the entry into a Loan Agreement, provided that a commercially reasonable draft of the Loan Agreement will be provided to the Company by Nayax within three business days following the date hereof (the "Exclusivity Period"), and (b) that none of Company or its Board of Directors shall sell, transfer, pledge or perform any other transactions with the Company's shares or debt, except in the context of the Term Sheet or with Nayax's consent (the “Standstill Obligations”). In addition, subject to the consummation of the Loan Agreement by March 1, 2022, the Company shall not enter into, during the Exclusivity Period, any loan, financing, credit or similar agreement with any third party, except with Nayax's prior approval. In case of a breach of the above undertakings, (a) the Loan Amount shall either, at Nayax's election (i) incur the Step-up Rate, (ii) be converted to the Company's shares at the Conversion Rate, or (iii) become immediately due and payable, and (b) the Break-up Fee shall become immediately due and payable.

The foregoing description of the Term Sheet is qualified by reference to the full text of the Term Sheet, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 8.01 Other Events.

As previously reported in the Company’s Current Report on Form 8-K filed on January 12, 2022, the Company filed a petition (the “Petition”) with the Israeli county court of Nazareth (the “Court”) in accordance with the Israeli Insolvency and Economic Rehabilitation Law-2018, seeking a court order to commence proceedings with respect to the Company. In addition, the Petition provided that the Company sought to obtain a court order to operate the Company for a period of thirty days under court protection in order to rehabilitate the Company. The Company also filed an urgent petition to appoint a temporary trustee to manage the Company’s business affairs until the Court would appoint a trustee. Further, as previously reported in the Company’s Current Report on Form 8-K filed on January 13, 2022, a Court hearing took place following which the Court deferred any further action or order in connection with the petitions described above in order for the Company to further negotiate and conclude discussions with potential investors and buyers and scheduled a hearing for January 19, 2022.

At a Court hearing that took place on January 19, 2022, the Court approved the Company’s request to withdraw the Petition and any further request that was filed with the Court.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

10.1	Binding Term Sheet by and between the Company and Nayax, dated January 19, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Warning Concerning Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the “safe harbor” provisions of federal securities laws. For example, forward-looking statements are being used when the Company discusses the timing, actual entry into and closing of the transactions under the Loan Agreement and the Merger Agreement, the payment of debts, use of the proceeds from the Loan Agreement, the final terms of the Loan Agreement and the Merger Agreement and any change to the terms described above, the ability of the Company to continue as its business and not to be subject to insolvency proceedings, the convening of a shareholders meeting to approve the Merger and whether it will be approved and whether the Company will be subject to any of the sanctions described above (or to other sanctions that may be agreed upon in the future). These forward-looking statements and their implications are based on the current expectations of the management of the Company only and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Except as otherwise required by law, the Company undertakes no obligation to publicly release any revisions to the forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. For a more detailed description of the risks and uncertainties affecting the registrant, reference is made to the Company’s reports filed from time to time with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

On Track Innovations Ltd.

Date: January 19, 2022	By:	/s/ Assaf Cohen
	Name:	Assaf Cohen
	Title:	Chief Financial Officer

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